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                                                     Registration No. __________
As filed with the Securities and Exchange Commission on August 27, 2001
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  U.S. BANCORP
             (Exact name of registrant as specified in its charter)

                                    Delaware
                     -------------------------------------
                            (State of Incorporation)

                                   41 0255900
                     -------------------------------------
                      (I.R.S. Employer Identification No.)

              601 Second Avenue South, Minneapolis, Minnesota 55402
  -----------------------------------------------------------------------------
           (Address of Principal Executive Offices)        (Zip Code)

                       2001 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                             Jennie P. Carlson, Esq.
                            Executive Vice President
                      Deputy General Counsel and Secretary
                                  U.S. Bancorp
                                 U.S. Bank Place
                             601 Second Avenue South
                          Minneapolis, Minnesota 55402
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (612) 973-2845
                  --------------------------------------------

                         CALCULATION OF REGISTRATION FEE

======================= ===================== ======================== ======================= =====================

                                                 Proposed maximum         Proposed maximum
 Title of securities        Amount to be          offering price         aggregate offering         Amount of
   to be registered        registered (1)          per share (2)             price (2)           registration fee
----------------------- --------------------- ------------------------ ----------------------- ---------------------

Common Stock,            11,600,000 shares            $24.86                $288,376,000             $72,094
par value $.01

======================= ===================== ======================== ======================= =====================

(1) This registration statement also covers such indeterminable number of additional shares of Common Stock of U.S. Bancorp as may become issuable with respect to all or any of the registered shares pursuant to antidilution provisions in the plan.

(2) Inserted solely for purposes of computing the registration fee and based, pursuant to Rule 457(h) under the Securities Act of 1933, on the average of the high and low prices of the Common Stock on August 20, 2001, on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents of the Company are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

            (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and for the quarter ended June 30, 2001;

            (c) The Company's Current Reports on Form 8-K dated January 22, 2001, February 28, 2001, March 6, 2001, March 12, 2001,
                    March 16, 2001, April 17, 2001 (two Current Reports), April 23, 2001, May 3, 2001, July 17, 2001, July 25,2001, July 31,
                    2001 and August 6, 2001; and

            (d) The description of the Company's common stock contained in its Registration Statement on Form 8-A dated March 19, 1984, as amended in its entirety by the Form 8 Amendment dated February 26, 1993 and the Form 8-A/A-2 dated October 6, 1994, filed pursuant to Section 12 of the Securities Exchange Act of 1934.


ITEM 4.  DESCRIPTION OF SECURITIES

            Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            The legality of the shares of Common Stock registered hereby has been passed upon by Taft, Stettinius & Hollister LLP, Cincinnati, Ohio.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees) in connection with defending any action seeking to establish such liability (i) in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of


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the corporation (and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (ii) in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines.

            Article Ninth of the Company's Restated Certificate of Incorporation provides that no director shall be personally liable to the Company for monetary damages for breach of fiduciary duty by such director as a director, except for liability (i) for breach of the director's duty of loyalty to the Company or its stock holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

            Article VI of the Company's Restated Bylaws provide broad indemnification of directors and officers.

            The Company also maintains insurance coverage relating to certain liabilities of directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.


ITEM 8.  EXHIBITS

Exhibit
Number
------
4.1(1)  Restated Certificate of Incorporation of U.S. Bancorp. Filed as
        Exhibit 3.1 to report on Form 10-K for the year ended December 31, 2000. 4.2(1) Restated Bylaws of U.S. Bancorp. Filed as Exhibit 3.2 to report on
        Form 10-K for the year ended December 31, 2000.
5       Opinion of Counsel
23.1    Consent of PricewaterhouseCoopers LLP
23.2    Consent of Counsel (included in Exhibit 5)
24      Power of Attorney
----------------------------

(1) Exhibit has heretofore been filed with the Securities and Exchange Commission and is incorporated herein as an exhibit by reference.


ITEM 9.  UNDERTAKINGS

(a)*   The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


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              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
              Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)* The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)* Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



* Subparagraph references correspond to the applicable subparagraphs of Item 512 of Regulation S-K.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota as of the 24th day of August, 2001.


                                      U.S. BANCORP



                                      By: /s/ Jerry A. Grundhofer
                                          --------------------------------------
                                          Jerry A. Grundhofer
                                          President and Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 24th day of August, 2001.


              Signature                                       Title
              ---------                                       -----
 /s/ Jerry A. Grundhofer                   President and Chief Executive Officer
-------------------------------------      and Director
Jerry A. Grundhofer                        (principal executive officer)


 /s/ David M. Moffett                      Chief Financial Officer
-------------------------------------      (principal financial officer)
David M. Moffett


/s/ Terrance R. Dolan                      Senior Vice President and Controller
-------------------------------------      (principal accounting officer)
Terrance R. Dolan


 * /s/ Linda L. Ahlers                     Director
-------------------------------------
Linda L. Ahlers


 * /s/ Victoria B. Buyniski Gluckman       Director
-------------------------------------
Victoria B. Buyniski Gluckman


                                           Director
-------------------------------------
Arthur D. Collins, Jr.

                     Signature                             Title
                     ---------                             -----

 * /s/ Peter H. Coors                                     Director
----------------------------------------
Peter H. Coors


 * /s/ John C. Dannemiller                                Director
----------------------------------------
John C. Dannemiller


 * /s/ Joshua Green III                                   Director
----------------------------------------
Joshua Green III


 * /s/ John F. Grundhofer                                 Director
----------------------------------------
John F. Grundhofer


 * /s/ J. P. Hayden, Jr.                                  Director
----------------------------------------
J. P. Hayden, Jr.


 * /s/ Roger L. Howe                                      Director
----------------------------------------
Roger L. Howe


                                                          Director
----------------------------------------
Thomas H. Jacobsen


 * /s/ Delbert W. Johnson                                 Director
----------------------------------------
Delbert W. Johnson


 * /s/ Joel W. Johnson                                    Director
----------------------------------------
Joel W. Johnson


 * /s/ Jerry W. Levin                                     Director
----------------------------------------
Jerry W. Levin


 * /s/ Sheldon B. Lubar                                   Director
----------------------------------------
Sheldon B. Lubar


                                                          Director
----------------------------------------
Frank Lyon, Jr.

                     Signature                             Title
                     ---------                             -----


 * /s/ Daniel F. McKeithan, Jr.                           Director
---------------------------------------------------
Daniel F. McKeithan, Jr.


 * /s/ David B. O'Maley                                   Director
---------------------------------------------------
David B. O'Maley


 * /s/ O'dell M. Owens, M.D., M.P.H.                      Director
---------------------------------------------------
O'dell M. Owens, M.D., M.P.H.


 * /s/ Thomas E. Petry                                    Director
---------------------------------------------------
Thomas E. Petry


 * /s/ Richard G. Reiten                                  Director
---------------------------------------------------
Richard G. Reiten


 * /s/ S. Walter Richey                                   Director
---------------------------------------------------
S. Walter Richey


                                                          Director
---------------------------------------------------
Warren R. Staley


 * /s/ Patrick T. Stokes                                  Director
---------------------------------------------------
Patrick T. Stokes


 * /s/ John J. Stollenwerk                                Director
---------------------------------------------------
John J. Stollenwerk

* Pursuant to Power of Attorney

 /s/ David M. Moffett
---------------------------------------------------
David M. Moffett
Attorney-in-Fact